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                            BIOMAGNETIC TECHNOLOGIES, INC.
                                 LIST OF SUBSIDIARIES
                                  SEPTEMBER 30, 1996




                                       Jurisdiction          Percentage of
                                         in which          Voting Securities
              Name                     Incorporated         Owned by Parent



Biomagnetic Technologies GmbH (A)         Germany               100%


    (A) The subsidiary changed its name in October 1991. It was formerly known as S.H.E. Kryotechnische Instrumente und Systeme GmbH.